Exhibit 99.1

For more information contact:

Investor Relations:

David Banks 262-879-5055

Media Relations:

Lori Stafford 262-879-5130

For immediate release:

July 29, 2008

Fiserv Reports Second Quarter 2008 Results

Adjusted EPS Up 26 Percent to $0.83

Free Cash Flow Growth of 73 Percent Through June 30

Company Affirms 2008 Earnings Guidance

Brookfield, Wis., July 29, 2008—Fiserv, Inc. (NASDAQ: FISV), a leading provider of information technology solutions to the financial and insurance industries, today reported financial results for the second quarter of 2008 which include the results of the CheckFree acquisition.

Total revenues increased 38 percent to $1.30 billion for the second quarter of 2008 compared with $939 million in 2007. For the first six months of 2008, revenues were $2.61 billion, up 38 percent compared with $1.88 billion in 2007. Adjusted internal revenue growth was 2 percent for the quarter and 3 percent for the first half of 2008 in the combined Financial Institution Services and Payments and Industry Products segments.

GAAP earnings per share for the second quarter were $0.60 compared with $0.64 in 2007, which included $0.02 from discontinued operations. GAAP earnings per share for the first six months of 2008 were $2.60, including $1.41 from discontinued operations due to gains on dispositions, compared with $1.30 in 2007, which included $0.08 from discontinued operations.

Adjusted earnings per share from continuing operations for the quarter were up 26 percent to $0.83 compared with $0.66 for the second quarter of 2007. For the first six months of the year, adjusted earnings per share were also up 26 percent to $1.61 compared with $1.28 for the first six months of 2007.

Adjusted operating margin increased 150 basis points to 25.5 percent in the second quarter, and was 25.2 percent for the first six months of 2008, an increase of 170 basis points compared with the prior year period. The margin expansion resulted primarily from favorable changes in the company’s business mix and a continuing focus on operating efficiency.

“Our strong results in the quarter once again demonstrated the resiliency of our business model anchored by stable, recurring revenues and expense leverage” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “In addition to delivering on our earnings commitments, our integration activities are progressing well, leading to increasingly more attractive market opportunities. We are very

1 of 11

pleased with our progress to date and remain optimistic about our full-year results.”

In July, Fiserv completed the sale of a 51 percent interest in its insurance business to Trident IV, LP, a private equity fund managed by Stone Point Capital LLC. Fiserv received approximately $510 million in net after-tax proceeds and retains a 49 percent equity interest in the business. Fiserv will no longer consolidate revenue and expenses from the insurance business, and will report its 49 percent share of net earnings as a separate income statement line item.

“The Fiserv 2.0 business transformation we envisioned nearly two years ago continued this quarter with the sale of a majority interest in our insurance business,” Yabuki said. “This transaction allows us to intensify our focus on delivering mission critical products and services within the broad financial services and payments landscape.”

SECOND QUARTER BUSINESS AND OPERATING HIGHLIGHTS

•	Free cash flow increased 73 percent to $311 million for the first six months of 2008 compared with the prior year period;

•

Adjusted operating margin in the financial segment was 25.4 percent in the first six months of 2008, up 40 basis points from the prior year period, while adjusted operating margin in the payments segment was 28.8 percent, up 250 basis points from the prior year period;

•	The company signed 146 clients for its electronic bill payment services in the quarter;

•

Associated Banc-Corp, a $22 billion bank based in Green Bay, Wis., completed a conversion to a new in-house core processing solution and a new Internet banking platform from Fiserv business units, CBS Worldwide and Corillian, respectively. Associated Banc-Corp also uses an integrated set of Fiserv technology solutions, including Carreker integrated consulting and software solutions, Fiserv loan servicing, ImageSoft imaging and content management solution, and InformEnt for enterprise business intelligence;

•

Omaha Financial Holdings, the new banking division of insurance company Mutual of Omaha, selected the core banking solution of Fiserv business unit, CBS Worldwide, to deliver a full range of retail and commercial banking services to support its expansion into retail banking. Mutual of Omaha has acquired three banks to date, and has already moved the first of the recently acquired banks onto the Fiserv platform, with the remaining two to be completed by September. In addition to core services, the affiliate financial institutions access 11 integrated Fiserv solutions, including retail and commercial Internet banking and bill payment, electronic funds transfer services and item processing;

•	Ukrainian Credit Union of Toronto, Ont. selected iSpectrum as its core operating platform. iSpectrum is provided by Summit Financial Technologies Canada, a Fiserv unit, and is an

2 of 11

automated multi-currency and multi-lingual technology whose features allow the credit union’s members – many of whom are from the Ukraine and former Soviet Bloc countries – to open accounts, write checks and make loan payments more efficiently in their language of choice;

•	In July, the company announced a new authorization to repurchase up to 10 million shares of its common stock, approximately 6 percent of its outstanding shares.

OUTLOOK FOR 2008

Fiserv continues to expect full-year 2008 adjusted earnings from continuing operations to be within a range of $3.28 to $3.40 per share, which represents growth of 23 to 28 percent compared with adjusted earnings per share from continuing operations of $2.66 in 2007. This adjusted EPS range includes the impact of the sale of a majority interest in the company’s insurance business, which the company expects to be dilutive by 2-3 cents for the year depending on reinvestment of proceeds. The company expects full-year 2008 adjusted internal revenue growth to be at the low end of its 4 to 6 percent range, which now excludes the results from the insurance segment.

EARNINGS CONFERENCE CALL

The company will discuss its second quarter 2008 results on a conference call and web cast at 4 p.m. CDT on July 29. To register for the event and to access supporting materials, go to www.fiserv.com and open the link for the event in the “Upcoming Events” section of the home page. From there, click “Access Event.”

USE OF NON-GAAP FINANCIAL INFORMATION

We supplement our reporting of total revenues, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenues,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow,” and “adjusted internal revenue growth,” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items, and the exclusion of certain pass-through revenues and expenses, enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of such non-cash or unusual items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, and merger and integration expenses. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

3 of 11

Free cash flow and adjusted internal revenue growth are described in detail on page 10. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenues, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software, risk management and systems solutions. Headquartered in Brookfield, Wis., the company is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv reported nearly $4 billion in total revenue from continuing operations for 2007. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth in 2008. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the company’s ability to complete, and the timing of and the proceeds from, the sale of the remainder of the Fiserv ISS business, the company’s ability to successfully integrate CheckFree’s operations, changes in clients’ demand for the company’s products or services, pricing or other actions by competitors, the impact of the company’s Fiserv 2.0 initiatives, the health and stability of the financial services industry, a general economic slowdown and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

4 of 11

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Processing and services	$950	$655	$1,897	$1,301
Product	345	284	708	582

Total revenues	1,295	939	2,605	1,883

Expenses
Cost of processing and services	556	399	1,122	802
Cost of product	296	225	602	461
Selling, general and administrative	219	133	431	261

Total expenses (1)	1,071	757	2,155	1,524

Operating income	224	182	450	359
Interest expense – net	62	11	130	20

Income from continuing operations before income taxes	162	171	320	339
Income tax provision	63	66	124	131

Income from continuing operations	99	105	196	208
Income from discontinued operations – net of tax (2)	—	3	232	14

Net income	$99	$108	$428	$222

GAAP Earnings per share
Continuing operations (1)	$0.60	$0.62	$1.19	$1.21
Discontinued operations (2)	—	0.02	1.41	0.08

Total	$0.60	$0.64	$2.60	$1.30

Diluted shares used in computing earnings per share	164.8	169.9	165.1	171.3

(1)

The 2008 results include the operations of CheckFree which was acquired in December 2007. GAAP results for the second quarter and first six months of 2008 include non-cash amortization of acquisition-related intangible assets in total expenses of $44 million ($0.17 per share) and $82 million ($0.31 per share), compared with $8 million ($0.03 per share) and $15 million ($0.06 per share) in the comparable 2007 periods, respectively, with the increase due primarily to the acquisition of CheckFree.

(2)

The company has reported Fiserv ISS, certain health businesses (Fiserv Health) and certain lending businesses as discontinued operations. Discontinued operations results for the first six months of 2008 include after-tax gains on dispositions of approximately $223 million ($1.35 per share) for the first portion of the Fiserv ISS sale and for the sale of Fiserv Health. The final portion of the Fiserv ISS sale is expected to close by the end of the third quarter of 2008.

See page 3 for disclosures related to the use of non-GAAP financial information.

5 of 11

FISERV, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED INCOME AND

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP income from continuing operations	$99	$105	$196	$208
Adjustments:
Employee severance, facility shutdown and other (1)	—	3	—	3
Merger costs and other adjustments (2)	16	—	32	—
Amortization of acquisition-related intangible assets	44	8	82	15
Tax benefit of adjustments	(23)	(4)	(44)	(7)

Adjusted income from continuing operations	$136	$112	$266	$219

GAAP earnings per share - continuing operations	$0.60	$0.62	$1.19	$1.21
Adjustments - net of income taxes:
Employee severance, facility shutdown and other (1)	—	0.01	—	0.01
Merger costs and other adjustments (2)	0.06	—	0.12	—
Amortization of acquisition-related intangible assets	0.17	0.03	0.31	0.06

Adjusted earnings per share - continuing operations	$0.83	$0.66	$1.61	$1.28

Diluted shares used in computing earnings per share	164.8	169.9	165.1	171.3

(1)	These charges relate primarily to employee severance and facility shutdown expenses in the company’s insurance businesses in the second quarter of 2007.
(2)

Merger costs primarily represent expenses associated with the acquisition of CheckFree, including integration project management, retention bonuses and other expenses totaling $9 million in the second quarter and $16 million in the first six months of 2008. In addition, in connection with the preliminary purchase price allocation, the company estimated the fair value of certain deferred revenue from license fees and other customer payments assumed in connection with the CheckFree acquisition. Revenue totaling $7 million in the second quarter and $16 million in the first six months of 2008 would have been recognized by CheckFree or companies it acquired consistent with past practices. However, such revenue was not recorded by the company during 2008 due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. The combination of these items, net of income taxes, results in a total of $0.06 per share in the second quarter and $0.12 in the first six months of 2008.

See page 3 for disclosures related to the use of non-GAAP financial information.

6 of 11

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$211	$297
Trade accounts receivable – net	808	840
Deferred income taxes	77	71
Prepaid expenses and other current assets	381	353
Assets of discontinued operations held for sale (1)	1,054	2,643

Total current assets	2,531	4,204
Property and equipment – net	332	372
Intangible assets – net	2,280	2,324
Goodwill	4,837	4,817
Other long-term assets	122	129

Total	$10,102	$11,846

Liabilities and Shareholders’ Equity
Trade accounts payable	$174	$182
Accrued expenses	531	599
Current maturities of long-term debt	263	510
Deferred revenues	336	351
Liabilities of discontinued operations held for sale (1)	946	2,112

Total current liabilities	2,250	3,754
Long-term debt	4,253	4,895
Deferred income taxes	582	571
Other long-term liabilities	169	159

Total Liabilities	7,254	9,379
Shareholders’ Equity	2,848	2,467

Total	$10,102	$11,846

(1)

Assets and liabilities of Fiserv ISS, Fiserv Health and certain lending businesses are reported as assets and liabilities of discontinued operations held for sale as of December 31, 2007. The company disposed of several of these businesses in the first quarter of 2008 with only the final portion of the Fiserv ISS sale remaining as of June 30, 2008.

7 of 11

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In millions, unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net income	$428	$222
Adjustment for discontinued operations	(232)	(14)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	6	(9)
Share-based compensation	18	16
Excess tax benefit from exercise of stock options	(2)	(10)
Amortization of acquisition-related intangible assets	82	15
Depreciation and other amortization	106	72
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	3	8
Prepaid expenses and other assets	(2)	(6)
Trade accounts payable and other liabilities	(9)	(19)
Deferred revenues	(6)	(17)

Net cash provided by operating activities	392	258

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(92)	(78)
Payment for acquisitions of businesses, net of cash acquired	(35)	(45)
Other investing activities	(28)	—

Net cash used in investing activities	(155)	(123)

Cash flows from financing activities
(Repayments of) proceeds from long-term debt – net	(892)	128
Issuance of common stock and treasury stock	25	31
Purchases of treasury stock	(94)	(322)
Excess tax benefit from exercise of stock options	2	10
Other financing activities	(7)	(7)

Net cash used in financing activities	(966)	(160)

Change in cash and cash equivalents	(729)	(25)
Net cash transactions from discontinued operations	643	32
Beginning balance	297	117

Ending balance	$211	$124

(1)	Cash flows from discontinued operations are excluded from the above Condensed Consolidated Statements of Cash Flows for all periods presented.

8 of 11

FISERV, INC. AND SUBSIDIARIES

FINANCIAL RESULTS BY SEGMENT

(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Total Company
Revenues	$1,295	$939	$2,605	$1,883
Prescription product costs	(140)	(100)	(292)	(198)
Output solutions postage reimbursements	(48)	(35)	(94)	(79)
Deferred revenue adjustment	7	—	16	—

Adjusted revenues	$1,114	$804	$2,235	$1,606

Operating income	$224	$182	$450	$359
Employee severance, facility shutdown and other	—	3	—	3
Merger costs and other adjustments	16	—	32	—
Amortization of acquisition-related intangible assets	44	8	82	15

Adjusted operating income	$284	$193	$564	$377

Operating margin	17.3%	19.4%	17.3%	19.1%
Adjusted operating margin	25.5%	24.0%	25.2%	23.5%

Financial Institution Services (“Financial”)
Revenues	$558	$515	$1,107	$1,025

Operating income	$143	$132	$281	$256

Operating margin	25.6%	25.6%	25.4%	25.0%

Payments and Industry Products (“Payments”)
Revenues	$514	$233	$1,043	$483
Output solutions postage reimbursements	(48)	(35)	(94)	(79)

Adjusted revenues	$466	$198	$949	$404

Operating income	$134	$50	$274	$106

Operating margin	25.9%	21.5%	26.2%	21.9%
Adjusted operating margin	28.6%	25.3%	28.8%	26.3%

Insurance Services (“Insurance”)
Revenues	$238	$197	$487	$387
Prescription product costs	(140)	(100)	(292)	(198)

Adjusted revenues	$98	$97	$195	$189

Operating income	$20	$18	$36	$34
Employee severance, facility shutdown and other	—	3	—	3

Adjusted operating income	$20	$21	$36	$37

Operating margin	8.3%	9.1%	7.3%	8.8%
Adjusted operating margin	20.2%	21.6%	18.3%	19.6%

Corporate and Other
Revenues	$(15)	$(6)	$(32)	$(12)
Deferred revenue adjustment	7	—	16	—

Adjusted revenues	$(8)	$(6)	$(16)	$(12)

Operating loss	$(73)	$(18)	$(141)	$(37)
Merger costs and other adjustments	16	—	32	—
Amortization of acquisition-related intangible assets	44	8	82	15

Adjusted operating loss	$(13)	$(10)	$(27)	$(22)

See page 3 for disclosures related to the use of non-GAAP financial information and the footnotes on pages 6 and 10 for explanations of adjustments to revenue and operating income. Operating margin percentages are calculated using actual, unrounded amounts.

9 of 11

FISERV, INC. AND SUBSIDIARIES

ADJUSTED INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment	2008	2007	2008	2007
Financial	1%	3%	1%	4%
Payments	2%	8%	5%	10%

Total Financial and Payments	2%	4%	3%	6%
Insurance	(11)%	(1)%	(8)%	(13)%

Total Company	0%	3%	2%	2%

(1)

Adjusted internal revenue growth percentages are measured as the increase in adjusted revenues (see page 9) for the current period less “acquired revenue from acquisitions” divided by adjusted revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $308 million ($36 million in the Financial segment, $259 million in the Payments segment and $13 million in the Insurance segment) for the second quarter of 2008 and $590 million ($69 million in the Financial segment, $498 million in the Payments segment, $25 million in the Insurance segment and $(2) million of corporate eliminations) for the first six months of 2008 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period.

Adjusted internal revenue growth percentage is a non-GAAP financial measure that the company believes is useful to investors because it presents internal revenue growth excluding postage reimbursements in the company’s output solutions business, prescription product costs that must be presented in revenue under GAAP and the deferred revenue purchase accounting adjustment.

FISERV, INC. AND SUBSIDIARIES

FREE CASH FLOW

(In millions, unaudited)

	Six Months Ended June 30,
	2008	2007
Net income	$428	$222
Adjustment for discontinued operations	(232)	(14)
Share-based compensation	18	16
Amortization of acquisition-related intangible assets	82	15
Depreciation and other amortization	106	72
Capital expenditures	(92)	(78)

Free cash flow before changes in working capital	310	233
Changes in working capital-net	(10)	(53)
Non-recurring items	11	—

Free cash flow	$311	$180

Net cash provided by operating activities	$392	$258
Capital expenditures	(92)	(78)
Non-recurring items	11	—

Free cash flow	$311	$180

Free cash flow is measured as net income, excluding discontinued operations, plus share-based compensation, depreciation and amortization, less capital expenditures, plus or minus net changes in working capital as reported in the company’s condensed consolidated statements of cash flows. Free cash flow has also been adjusted for after-tax non-recurring payments of $11 million in the first six months of 2008 related to merger costs and certain one-time liabilities assumed on the opening balance sheets of acquired companies. Management believes it is appropriate to exclude these payments from the calculation of free cash flow because they are not indicative of the future free cash flow performance of the company.

10 of 11

FISERV, INC. AND SUBSIDIARIES

FISERV 2.0 KEY METRICS, SALES QUOTA ATTAINMENT AND ELECTRONIC PAYMENT TRANSACTIONS

(In millions, unaudited)

	2008 Objective	YTD 2008 Attainment
Key Metrics		Dollars	Percentage
Integrated Sales (1)	$65	$35	54%
Operational Effectiveness (2)	$20	$13	65%
Overall Sales Quota Attainment (3)	100%	—	99%
(1)

Integrated Sales targets are exclusive of amounts included in the annual sales quota and include sales from a designated list of additional products sold to core processing clients. Dollar value is the amount of recurring annual revenue which excludes one-time revenue.

(2)

Operational Effectiveness targets represent cost savings associated with Fiserv 2.0. The “2008 Objective” is the total amount of savings targeted to be attained in the measurement period which is incremental to the amount attained in 2007.

(3)

Overall Sales Quota Attainment is the traditional company-wide sales quota, which includes CheckFree and excludes incremental existing client sales included in the Integrated Sales metric. The 2008 attainment percentage represents year-to-date attainment of sales targets.

Electronic Payment Metrics	Q208	YTD 08
Bill Payment Transactions(4)	311.4	619.5
Bill Payment Year-over-Year Transaction Growth	13%	14%
e-Bills Delivered	73.6	145.1
e-Bill Growth Year-over-Year	22%	22%

(4)	Bill Payment Transactions represent on-line bill payment transactions occurring through financial institutions, brokerage firms or portals.

FISV-E

11 of 11